Exhibit 10.22

LIBERTY MEDIA CORPORATION
2007 INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”) is effective as of March 2, 2011 (the “Effective Date”), by and between LIBERTY MEDIA CORPORATION, a Delaware corporation (the “Company”), and Michael George (the “Grantee”).
The Grantee is employed as the President and Chief Executive Officer of QVC, Inc., a Delaware corporation (“QVC”) that is a wholly-owned Subsidiary of the Company, pursuant to the terms of an employment agreement dated as of May 3, 2011 that become effective as of January 1, 2011 (the “Employment Agreement”). The Company has adopted the Liberty Media Corporation 2007 Incentive Plan (as amended prior to or after the date of this Agreement, the “Plan”), a copy of which is attached to this Agreement as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees and independent contractors of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein will have the meaning given thereto in the Plan.
Pursuant to the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it would be in the interest of the Company and its stockholders to award Options to the Grantee, subject to the terms, conditions and restrictions set forth herein, in the Plan and in the Employment Agreement, in order to provide the Grantee additional remuneration for services rendered, to encourage the Grantee to remain in the employ of QVC and to increase the Grantee's personal interest in the continued success and progress of the Company and its Subsidiaries.
The Company and the Grantee therefore agree as follows:
1.Definitions. The following terms, when used in this Agreement, have the following meanings:

“Base Price” means with respect to each Option, $16.01, the Fair Market Value of a share of LINTA Stock on the Effective Date.
“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.
“Cause” has the meaning specified in the Employment Agreement.
“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.
“Committee” has the meaning specified in the recitals to this Agreement.
“Company” has the meaning specified in the preamble to this Agreement.
“Disability” has the meaning specified in the Employment Agreement.
“Employment Agreement” has the meaning specified in the recitals to this Agreement.
“Good Reason” has the meaning specified in the Employment Agreement.
“Grantee” has the meaning specified in the preamble to this Agreement.
“LINTA Stock” has the meaning specified in Section 2 of this Agreement.
“Option” has the meaning specified in Section 2 of this Agreement.
“Option Shares” has the meaning specified in Section 4(a) of this Agreement.
“Plan” has the meaning specified in the recitals to this Agreement.

“Required Withholding Amount” has the meaning specified in Section 5 of this Agreement.
“Term” has the meaning specified in Section 2 of this Agreement.
2.Grant of Options. Subject to the terms and conditions herein, pursuant to the Plan, the Company grants to the Grantee as of the Effective Date options to purchase from the Company, exercisable during the period commencing on the Effective Date and expiring at Close of Business on the seventh anniversary of the Effective Date (such period, the “Term”), subject to earlier termination as provided in Section 7 below, at the Base Price, the number of shares of Liberty Media Corporation Series A Liberty Interactive Common Stock (“LINTA Stock”) set forth on the signature page to this Agreement. Each option granted hereunder is a “Nonqualified Stock Option” and is hereinafter referred to as an “Option.” The Base Price of each Option and the number of Options granted hereunder are subject to adjustment pursuant to Section 11 below. No fractional shares of LINTA Stock will be issuable upon exercise of an Option, and the Grantee will receive, in lieu of any fractional share of LINTA Stock that the Grantee otherwise would receive upon such exercise, cash equal to the fraction representing such fractional share multiplied by the Fair Market Value of one share of LINTA Stock as of the date on which such exercise is considered to occur pursuant to Section 4 below.

3.Conditions of Exercise. Unless otherwise determined by the Committee in its sole discretion, the Options will be exercisable only in accordance with the conditions stated in this Section 3.

(a)Except as otherwise provided in Section 11.1(b) of the Plan, the Options may be exercised only to the extent they have become exercisable in accordance with the provisions of this Section 3(a), subject to the provisions of Section 3(b) below. Subject to the Grantee's continued employment with QVC on such dates, one-half of the number of Options subject to this Agreement will become exercisable on each of December 15, 2014 and December 15, 2015.

(b)Notwithstanding the foregoing, (i) in the event that any date on which Options would otherwise become exercisable is not a Business Day, such Options will become exercisable on the Business Day next following such date, (ii) all Options will become exercisable on the date of the Grantee's termination of employment if (A) the Grantee's employment with QVC terminates by reason of Disability or (B) the Grantee dies while employed by QVC, and (iii) Options may also become exercisable on the date of the Grantee's termination of employment with QVC to the extent provided in Section 9 of the Employment Agreement.

(c)To the extent the Options become exercisable, any or all of such Options may be exercised (at any time or from time to time, except as otherwise provided herein) until expiration of the Term or earlier termination thereof as provided herein.

(d)The Grantee acknowledges and agrees that the Committee, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt rules and regulations from time to time after the date hereof with respect to the exercise of the Options and that the exercise by the Grantee of Options will be subject to the further condition that such exercise is made in accordance with all such rules and regulations as the Committee may determine are applicable thereto.

4.Manner of Exercise. Options will be considered exercised (as to the number of Options specified in the notice referred to in Section 4(a) below) on the latest of (i) the date of exercise designated in the written notice referred to in Section 4(a) below, (ii) if the date so designated is not a Business Day, the first Business Day following such date or (iii) the earliest Business Day by which the Company has received all of the following:

(a)Written notice, in such form as the Committee may require, containing such representations and warranties as the Committee may require and designating, among other things, the date of exercise and the number of shares of LINTA Stock (“Option Shares”) to be purchased;

(b)Payment of the Base Price for each Option Share to be purchased in any (or a combination) of the following forms: (A) cash, (B) check or (C) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Base Price (and, if applicable the Required Withholding Amount, as described in Section 5 below); and

(c)Any other documentation that the Committee may reasonably require.

5.Mandatory Withholding for Taxes. The Grantee acknowledges and agrees that the Company will deduct from the shares of LINTA Stock otherwise payable or deliverable upon exercise of any Options, that number of shares of

LINTA Stock (valued at the Fair Market Value of such LINTA Stock on the date of exercise) that is equal to the amount of all federal, state and local taxes required to be withheld by the Company or any Subsidiary of the Company upon such exercise, as determined by the Company (the “Required Withholding Amount”), unless provisions to pay such Required Withholding Amount have been made to the satisfaction of the Company. If the Grantee elects to make payment of the Base Price by delivery of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Base Price, such instructions may also include instructions to deliver the Required Withholding Amount to the Company. In such case, the Company will notify the broker promptly of the Company's determination of the Required Withholding Amount.

6.Payment or Delivery by the Company. As soon as practicable after receipt of all items referred to in Section 4, and subject to the withholding referred to in Section 5, the Company will (i) deliver or cause to be delivered to the Grantee certificates issued in the Grantee's name for, or cause to be transferred to a brokerage account through Depository Trust Company for the benefit of the Grantee, the number of shares of LINTA Stock purchased by exercise of Options, and (ii) deliver any cash payment to which the Grantee is entitled in lieu of a fractional share of LINTA Stock as provided in Section 2 above. Any delivery of shares of LINTA Stock will be deemed effected for all purposes when certificates representing such shares have been delivered personally to the Grantee or, if delivery is by mail, when the stock transfer agent of the Company has deposited the certificates in the United States mail, addressed to the Grantee, or at the time the stock transfer agent initiates transfer of shares to a brokerage account through Depository Trust Company for the benefit of the Grantee, if applicable, and any cash payment will be deemed effected when a check from the Company, payable to the Grantee and in the amount equal to the amount of the cash payment, has been delivered personally to the Grantee or deposited in the United States mail, addressed to the Grantee.

7.Termination of Options. The Options will terminate, prior to the expiration of the Term, at the times specified below:

(a)Subject to any longer period of exercisability provided for in Section 7(b) of this Agreement or in Section 9 of the Employment Agreement, if the Grantee's employment with QVC is terminated other than (i) by QVC for Cause or (ii) by reason of the Grantee's death or Disability, then the Options will terminate at the Close of Business on the first Business Day following the expiration of the 90-day period which began on the date of termination of the Grantee's employment.

(b)Subject to any longer period of exercisability provided for in Section 9 of the Employment Agreement, if the Grantee dies while employed by QVC (or prior to the Close of Business on the first Business Day following the expiration of the 90-day period which began on the date of termination of the Grantee's employment), the Options will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of the Grantee's death.

(c)Subject to any longer period of exercisability provided for in Section 9 of the Employment Agreement, if the Grantee's employment with QVC terminates by reason of Disability, then the Options will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of termination of the Grantee's employment.

(d)Subject to any longer period of exercisability provided for in Section 9 of the Employment Agreement, if the Grantee's employment with QVC is terminated by QVC for Cause, then the Options will terminate immediately upon such termination of the Grantee's employment.

In any event in which Options remain exercisable for a period of time following the date of termination of the Grantee's employment as provided above, the Options may be exercised during such period of time only to the extent the same were exercisable as provided in Section 3 above on such date of termination of the Grantee's employment. Notwithstanding any period of time referenced in this Section 7 or any other provision of this Section 7 or the Employment Agreement that may be construed to the contrary, the Options will in any event terminate no later than upon the expiration of the Term.
8.Nontransferability. During the Grantee's lifetime, the Options are not transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order and, except as otherwise required pursuant to a Domestic Relations Order, are exercisable only by the Grantee or the Grantee's court appointed legal representative. The Grantee may designate a beneficiary or beneficiaries to whom the Options will pass upon the Grantee's death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on the form annexed hereto as Exhibit B or such other form as may be prescribed by the Committee, provided that no such designation will be effective unless so filed prior to the death of the Grantee. If no such designation is made or if the designated beneficiary does not survive the Grantee's death, the Options will pass by will or the laws of descent and distribution. Following the Grantee's death, the Options, if otherwise exercisable, may be exercised by the person to whom such option or right passes according to the foregoing and such person will be deemed the Grantee for purposes of any applicable provisions of this Agreement.

9.Forfeiture for Misconduct and Repayment of Certain Amounts. If (i) a material restatement of any financial statement of the Company (including any consolidated financial statement of the Company and its consolidated subsidiaries) is required and (ii) in the reasonable judgment of the Committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the Grantee, the Grantee will repay to the Company Forfeitable Benefits received by the Grantee during the Misstatement Period in such amount as the Committee may reasonably determine, taking into account, in addition to any other factors deemed relevant by the Committee, the extent to which the market value of LINTA Stock during the Misstatement Period was affected by the error(s) giving rise to the need for such restatement. “Forfeitable Benefits” means (i) any and all cash and/or shares of LINTA Stock received by the Grantee (A) upon the exercise during the Misstatement Period of any SARs held by the Grantee or (B) upon the payment during the Misstatement Period of any Cash Award or Performance Award held by the Grantee, the value of which is determined in whole or in part with reference to the value of LINTA Stock, and (ii) any proceeds received by the Grantee from the sale, exchange, transfer or other disposition during the Misstatement Period of any shares of LINTA Stock received by the Grantee upon the exercise, vesting or payment during the Misstatement Period of any Award held by the Grantee. By way of clarification, “Forfeitable Benefits” will not include any shares of LINTA Stock received upon exercise of any Options during the Misstatement Period that are not sold, exchanged, transferred or otherwise disposed of during the Misstatement Period. “Misstatement Period” means the 12-month period beginning on the date of the first public issuance or the filing with the Securities and Exchange Commission, whichever occurs earlier, of the financial statement requiring restatement.

10.No Stockholder Rights. Prior to the exercise of Options in accordance with the terms and conditions set forth in this Agreement, the Grantee will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of LINTA Stock, nor will the existence of this Agreement affect in any way the right or power of the Company or any stockholder of the Company to accomplish any corporate act, including, without limitation, the acts referred to in Section 11.16 of the Plan.

11.Adjustments. If the outstanding shares of LINTA Stock are subdivided into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or are combined into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any shares of LINTA Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, which shall be governed by Section 11.1(b) of the Plan) affects shares of LINTA Stock such that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Agreement, then the Options will be subject to adjustment (including, without limitation, as to the number of Options and the Base Price per share of such Options) in such manner as the Committee, in its sole discretion, deems equitable and appropriate in connection with the occurrence of any of the events described in this Section 11 following the Effective Date.

12.Restrictions Imposed by Law. Without limiting the generality of Section 11.8 of the Plan, the Grantee will not exercise the Options, and the Company will not be obligated to make any cash payment or issue or cause to be issued any shares of LINTA Stock if counsel to the Company determines that such exercise, payment or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of LINTA Stock are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the Options or the resulting payment of cash or issuance of shares of LINTA Stock to comply with any such law, rule, regulation or agreement.

13.Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by United States first class mail, postage prepaid and addressed as follows:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Attn: General Counsel

Unless the Company elects to notify the Grantee electronically pursuant to the online grant and administration program or via e-mail, any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class mail, postage prepaid, to the Grantee's address as listed in the records of the Company on the Effective Date, unless the Company has received written notification from the Grantee of a change of address.

14.Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated in Section 11.7(b) of the Plan. Without limiting the generality of the foregoing, without the consent of the Grantee,

(a)this Agreement may be amended or supplemented from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company's stockholders and, provided, in each case, that such changes or corrections will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b)subject to any required action by the Board or the stockholders of the Company, the Options granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Options to the extent then exercisable.

15.Grantee Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ of QVC or interfere in any way with the right of QVC to terminate the Grantee's employment at any time, with or without cause, subject to the provisions of the Employment Agreement.

16.Nonalienation of Benefits. Except as provided in Section 8 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.

17.Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.

18.Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Committee upon questions regarding this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

19.Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy will be an original, but all of them together represent the same agreement.

20.Rules by Committee. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee may adopt from time to time.

21.Entire Agreement. This Agreement, together with the applicable provisions of the Employment Agreement, is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company or any Subsidiary of the Company and the Grantee regarding the subject matter hereof. The Grantee and the Company hereby declare and represent that no promise or agreement not expressed herein or in the Employment Agreement has been made and that this Agreement, together with the Employment Agreement, contains the entire agreement among the Grantee, the Company and QVC with respect to the Award and replaces and makes null and void any prior agreements among the Grantee, the Company and QVC regarding the Award. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

22.Grantee Acceptance. The Grantee will signify acceptance of the terms and conditions of this

Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.

23.Code Section 409A Compliance. If any provision of this Agreement would result in the imposition of an excise tax under Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the excise tax and no action taken to comply with Section 409A shall be deemed to impair a benefit under this Agreement.

Signature Page to Non-Qualified Stock Option Agreement dated March 2, 2011 between Liberty Media Corporation and Michael George.

LIBERTY MEDIA CORPORATION

By:
Name:
Title:

GRANTEE:

Michael George

Number of Options Granted:

Options	3,800,000

Exhibit A
to
Non-Qualified Stock Option Agreement
dated as of March 2, 2011 between Liberty Media Corporation and Grantee

[Copy of Liberty Media Corporation 2007 Incentive Plan]

Exhibit B
to
Non-Qualified Stock Option Agreement
dated as of March 2, 2011 between Liberty Media Corporation and Grantee

[Copy of Designation of Beneficiary Form]